                                                       Registration No. 33-91900

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        IMAGYN MEDICAL TECHNOLOGIES, INC.
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               (Exact name of issuer as specified in its charter)


         Delaware                                     98-0122944
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(State of Incorporation)                   (I.R.S. Employer Identification No.)


                            1 Park Plaza, Suite 1100
                            Irvine, California 92614
                                 (949) 809-0800
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              (Address of principal executive office and zip code)


                            Davstar Industries, Ltd.
                            1994 Stock Incentive Plan
              CCRI Consultant Warrant and Hansel Consultant Warrant
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                            (Full title of the plan)


                               Charles A. Laverty
                             Chief Executive Officer
                        Imagyn Medical Technologies, Inc.
                            1 Park Plaza, Suite 1100
                            Irvine, California 92614
                                 (949) 809-0800
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            (Name, address and telephone number of agent for service)

                                   Copies to:

                             Robert M. Mattson, Jr.
                             Morrison & Foerster LLP
                            19900 MacArthur Boulevard
                            Irvine, California 92612


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         This Post-Effective Amendment No. 1 is being filed to de-register 1,220,000 (given the effect of the 3-1 reverse stock split that occurred on January 2, 1996) shares of Common Stock of Imagyn Medical Technologies, Inc. (the "Issuer"). Such shares were registered under a Registration Statement on Form S-8, Reg. No. 33-91900, for purchase under the Issuer's Davstar Industries, Ltd. 1994 Stock Incentive Plan, CCRI Consultant Warrant and Hansel Consultant Warrant. In connection with the Issuer's reorganization, the Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine and State of California, on the 27th day of December, 1999.

                                           IMAGYN MEDICAL TECHNOLOGIES, INC.
                                           (the "Registrant")


                                           By: /s/ Kevin M. Higgins
                                               ---------------------------------
                                           Name: Kevin M. Higgins
                                           Title: Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Charles A. Laverty                      Date: December 27, 1999         Chairman of the Board of
---------------------------------                                           Directors and Chief Executive
Charles A. Laverty                                                          Officer


/s/ Michael A. Montevideo                   Date: December 27, 1999         Chief Financial Officer
---------------------------------                                           (principal financial and
Michael A. Montevideo                                                       accounting officer)


/s/ John Chamberlin                         Date: December 27, 1999        Director
---------------------------------
John Chamberlin



/s/ John Deininger                          Date: December 27, 1999        Director
--------------------------------
John Deininger


/s/ Philip D. Green                         Date: December 27, 1999        Director
--------------------------------
Philip D. Green


/s/ Lloyd D. Landsman                       Date: December 27, 1999        Director
--------------------------------
Lloyd D. Landsman, M.D.


/s/ Martin G. Mand                          Date: December 27, 1999        Director
--------------------------------
Martin G. Mand


--------------------------------            Date:                          Director
David J. Matlin                                  ------------------


/s/ Richard A. Michaelson                   Date: December 27, 1999        Director
--------------------------------
Richard A. Michaelson


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